Exhibit 10.16  Amended Contract for Assignment of Rights to BVM Bag Invention

                         AMENDED CONTRACT FOR ASSIGNMENT
                                  OF RIGHTS TO
                                BVM BAG INVENTION

         This Amended Contract for Assignment of Rights to a "BVM Bag" Invention Agreement hereinafter termed the "Agreement," is executed this 23rd day of September 2003. The amended terms contained herein are considered to be effective as of the date of the original agreement dated June 27, 2000, by and between David Scott Gray, hereinafter termed the "Developer," who is an individual resident of California with his principal place of business located at 147 West Spanish Moss Place, Camarillo, California 93010, and Emergency Filtration Products, Inc., hereinafter termed the "Company," which is a Nevada corporation with its principal place of business located at 175 Cassia Way, Suite A115, Henderson, NV 89014. This amendment memorializes a verbal agreement between the Developer and the Company shortly after the date of the original agreement and amends the terms therein per the provisions of paragraph 10.13 of the original agreement.

                             GENERAL CONSIDERATIONS
                             ----------------------

         A. Developer has developed a new and useful Portable Emergency Safety Resuscitator. This device, itself, is designated the "BVM Bag," and the BVM Bag plus technology developed from the BVM Bag are designated the "BVM Bag Invention." The BVM Bag is the subject of the United States patent no. 6.062.217 and United States patent application serial no. 09.570.154.

         B. Company originally desired to exploit commercially the BVM Bag Invention.

         C. Developer desired to transfer its rights in the BVM Bag Invention to Company in order to facilitate the commercial manufacturing and marketing of commercial products involving the BVM Bag Invention.

                             BASIS FOR REVISED TERMS
                             -----------------------

         A. Since an extensive period of time has now elapsed since the date of the original agreement and the "BVM Bag" technology has not yet been fully developed and made ready for market, the parties agree that the original compensation to the Developer of 120,000 shares of restricted common stock as described in paragraph 3.01 to be reduced to 20,000 shares. The Company, at the time of the original agreement, issued 20,000 shares of restricted common stock to the Developer and the remaining 100,000 shares were not issued. Per a verbal agreement between the parties subsequent to the date of the original agreement, the remaining 100,000 shares would be issued once the products associated with the "BVM Bag" technology were fully developed and ready for market, along with the additional 50,000 shares called for in paragraph 3.02 of the original agreement, for a total of 150,000 additional shares. This verbal amendment was not reduced to writing although the parties acted as if the terms were amended. The written amendments below are to document that both parties agree that the Company does not currently have any obligation to issue the remaining 150,000 shares of restricted common stock until the technology is completed and the products are ready for market.

         B. Since the original agreement, the Developer has been responsible for any additional costs and time spent associated with the additional testing and development of the "BVM Bag" technology. The Company and the Developer agree that these costs and time spent are the full responsibility of the Developer and that the Company does not have any obligation or liability associated with these costs or any further compensation to the Developer until the technology is completed.

         C. Since the original agreement, the Company has eliminated outstanding options which were to be included in the compensation to Developer, and Developer has agreed with such elimination.


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         The following amendments replace the like-numbered provisions in the original agreement. Paragraph references in the amendments refer to the numbers in the original agreement.

                                   AMENDMENTS
                                   ARTICLE III
                                  Compensation

3.01 Initial Stock Payment. Upon execution of this Agreement and the Assignment required by Paragraph 1.01 above [original agreement], Developer shall receive twenty thousand shares of restricted stock in Company.

3.02 Additional Stock. Once the "BVM Bag" technology is completed and the products associated with this technology are ready for market, Company will convey to Developer one hundred and fifty thousand shares of restricted stock in the Company. Developer's rights to such shares shall automatically vest upon any change of ownership covered by Paragraph 3.05 [original agreement].

3.03     Deleted in its entirety.

All other provisions of the original agreement are to remain unchanged.

         IN WITNESS WHEREOF, Developer and Company have caused these amendments to be signed by their duly authorized representatives on the dates indicated.


                                            DEVELOPER:

                                            DAVID SCOTT GRAY
                                            \S\ David Scott Gray
                                            Date: 09/23/03

                                            COMPANY:

                                            EMERGENCY FILTRATION PRODUCTS, INC.
ATTEST:                                     \S\ Doug Beplate
\S\ Wendy Harper                            President
                                            Date: 09/23/03